TCF
Fixed Income Funds
Form N-SAR for the period ended March 31, 2013


Item 77 Q1. Other Exhibits

Amendment to the Declaration of Trust

On January 10, 2013, under Conformed Submission
 485APOS, accession number, 0000930413-13-000141,
 a copy of the Form of Trustee Authorization to Establish Additional Series of Shares of the
TIAA-CREF Funds (the Trust) dated December 4,
2012 (the Authorization) was previously filed with the SEC as exhibit 99.A(16) to the Trust's
Registration Statement. This Authorization, which established the TIAA-CREF International
Opportunities Fund as a new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.